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                           LIMITED POWER OF ATTORNEY
                                      FOR
                  JOHN HANCOCK CLOSED-END FUNDS COMMON SHARES
                             SECTION 16(a) FILINGS

As a director and / or officer of John Hancock Investment Management LLC, the undersigned hereby constitutes and appoints with full power of substitution each of Sarah Coutu, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Suzanne Lambert, Nicholas J. Kolokithas, Edward Macdonald, Mara Moldwin, Harsha Pulluru, Christopher Sechler, Betsy Anne Seel and Steven Sunnerberg, acting singly, the undersigned's true and lawful attorney-in-fact to:

   (1) Prepare and execute for the undersigned Forms 3, 4, and 5 and amendments thereto regarding Common Shares of the Companies noted in Appendix A in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

   (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

   (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the Companies are assuming the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20/th/ day of September 2023.

                                                  /s/ Andy McFetridge
                                                  ------------------------------
                                                  Andy McFetridge
                                                  Director of the Adviser1
--------
/1/ Appointment effective on October 6, 2023.

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                                 CONFIDENTIAL

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                                  APPENDIX A

                     LIST OF JOHN HANCOCK CLOSED-END FUNDS

John Hancock Financial Opportunities Fund
John Hancock Hedged Equity & Income Fund
John Hancock Income Securities Trust
John Hancock Investors Trust
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Premium Dividend Fund
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Asset-Based Lending Fund
Manulife Private Credit Plus Fund

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                                 CONFIDENTIAL